Exhibit 99.1
Owens Corning Delivers Net Sales of $2.5 Billion; Generates Net
Earnings of $337 Million and Adjusted EBIT of $518 Million

TOLEDO, Ohio – October 25, 2023 - Owens Corning (NYSE: OC), a global building and construction materials leader, today reported third-quarter 2023 results.

•Reported Net Sales of $2.5 Billion, Similar to Prior Year

•Grew Adjusted EBIT Margins to 21% and Adjusted EBITDA Margins to 26%

•Delivered Diluted EPS of $3.71 and Adjusted Diluted EPS of $4.15

•Generated Operating Cash Flow of $691 Million and Free Cash Flow of $581 Million

•Returned $187 Million to Shareholders through Dividends and Share Repurchases

“Owens Corning delivered another strong quarter, as our global teams executed incredibly well in response to dynamic market conditions. The sustained quality and consistency of performance reflects the strength of our team, our market positions and our strategy,” said Board Chair and Chief Executive Officer Brian Chambers. “These results demonstrate our ongoing ability to outperform prior cycles as we position the company for long-term success.”

Enterprise Performance

($ in millions, except per share amounts)	Third-Quarter				Nine Months
	2023	2022	Change		2023	2022	Change
Net Sales	$2,479	$2,529	$(50)	(2%)	$7,373	$7,476	$(103)	(1%)
Net Earnings Attributable to OC	337	470	(133)	(28%)	1,065	1,117	(52)	(5%)
Adjusted EBIT	518	487	31	6%	1,413	1,429	(16)	(1%)
As a Percent of Net Sales	21%	19%	N/A	N/A	19%	19%	N/A	N/A
Adjusted EBITDA	644	608	36	6%	1,795	1,807	(12)	(1%)
As a Percent of Net Sales	26%	24%	N/A	N/A	24%	24%	N/A	N/A
Diluted EPS	3.71	4.84	(1.13)	(23%)	11.64	11.32	0.32	3%
Adjusted Diluted EPS	4.15	3.61	0.54	15%	11.11	10.36	0.75	7%
Operating Cash Flow	691	461	230	50%	1,021	1,085	(64)	(6%)
Free Cash Flow	581	367	214	58%	631	779	(148)	(19%)

Enterprise Strategy Highlights

•In the third quarter, the safety performance resulted in a recordable incident rate (RIR) of 0.66.

•Owens Corning continues to invest in accelerating new product and process innovation to support customers and generate additional growth. In the third quarter, 8 new or refreshed products were launched bringing the total through nine months to 25 launches.

•In September, Owens Corning joined the European Alliance to Save Energy to partner in its mission to advance energy efficiency and contribute to a more sustainable Europe. The membership will strengthen the company’s partnership with key stakeholders in the region and support Owens Corning’s mission to build a more sustainable future through material innovation.

•In October, the company announced that the Roofing team with its partners, has proven at scale a pilot to reclaim 100% of materials from recycled waste shingles. The team is also conducting studies with the National Center for Asphalt Technology to leverage recycled shingles in asphalt paving applications. Together, these initiatives support the company’s goal of recycling two million tons of shingles annually in the U.S. by 2030.

Cash Returned to Shareholders

•During the third quarter, the company returned $187 million to shareholders through dividends and share repurchases. The company paid a quarterly cash dividend of $47 million and repurchased 1.0 million shares of common stock for $140 million. As of the end of the quarter, 10.8 million shares were available for repurchase under the current authorization.

“I am thrilled to partner with Brian as CFO as we execute the enterprise strategy to grow and strengthen the company. We remain committed to maintaining our investment-grade balance sheet, returning cash to shareholders, and investing in organic growth and acquisitions to advance our strategy," said Executive Vice President and Chief Financial Officer Todd Fister. “Year-to-date through the third quarter, we generated $1 billion of operating cash flow and $631 million of free cash flow, while returning more than $500 million to shareholders through share repurchases and dividends.”

Other Notable Highlights

•Owens Corning recently earned placement in the Top 10 of the 100 Best Corporate Citizens list for the sixth consecutive year. The list recognizes outstanding environmental, social, and governance performance and transparency among the largest, publicly traded companies in the U.S. The company placed first within its industry category.

Segment Performance

•Roofing net sales increased 8% to $1.1 billion in third-quarter 2023 compared with third-quarter 2022, with strong demand in several markets driven primarily by higher levels of storm activity, in addition to favorable mix and positive price. EBIT increased $114 million to $343 million, expanding EBIT margins to 32% and EBITDA margins to 33%. The EBIT improvement was primarily due to positive price/cost as well as higher volumes.

•Insulation net sales decreased 5% to $913 million in third-quarter 2023 compared with third-quarter 2022. The change was primarily due to lower volumes in both the North American residential insulation and technical and global insulation businesses partially offset by positive price realization. EBIT decreased $23 million to $150 million, with EBIT margins of 16% and EBITDA margins of 22%, on lower volumes and planned maintenance downtime and production investments, partially offset by positive price realization.

•Composites net sales decreased 11% to $567 million in third-quarter 2023 compared with third-quarter 2022, primarily due to lower volumes and price declines resulting from lower spot prices in glass reinforcements. EBIT decreased $46 million to $80 million while delivering 14% EBIT margins and 22% EBITDA margins. With slowing demand for glass reinforcements, the company continued to take actions to balance inventories with corresponding production downtime.

Fourth-Quarter 2023 Outlook

•The key economic factors that impact the company’s businesses are residential repair and remodeling activity, U.S. housing starts, global commercial construction activity, and global industrial production.

•Weaker macroeconomic trends outside of the U.S. and increasing interest rates continue to result in slower global economic growth, but the company expects most of its building and construction end markets to be relatively stable in the near term.

•For fourth-quarter 2023, the company expects overall performance to result in net sales slightly below the fourth quarter of 2022, while generating mid-teen EBIT margins.

Current 2023 financial outlook is presented below:

General Corporate Expenses	$215 million to $225 million
Interest Expense	$70 million to $80 million
Effective Tax Rate on Adjusted Earnings	24% to 26%
Cash Tax Rate on Adjusted Earnings	24% to 26%(1)
Capital Additions	Approximately $520 million
Depreciation and Amortization	$510 million to $520 million(2)

The above outlook excludes the impact of any acquisitions or divestitures not yet completed.
(1) Previously 26% to 28%.
(2) Previously $520 million to $530 million.

Third-Quarter 2023 Conference Call and Presentation
Wednesday, October 25, 2023
9 a.m. Eastern Time

All Callers
•Live dial-in telephone number: U.S. 1.833.470.1428; Canada 1.833.950.0062; and other international locations +1.404.975.4839.
•Entry number: 691905 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://events.q4inc.com/attendee/569379892

Telephone and Webcast Replay

•Telephone replay will be available one hour after the end of the call through November 1, 2023. In the U.S., call 1.866.813.9403. In Canada, call 1.226.828.7578. In other international locations, call +1.929.458.6194.
•Conference replay number: 986151.
•Webcast replay will be available for one year using the above link.

About Owens Corning

Owens Corning is a global building and construction materials leader committed to building a sustainable future through material innovation. Our three integrated businesses – Composites, Insulation, and Roofing – provide durable, sustainable, energy-efficient solutions that leverage our unique material science, manufacturing, and market knowledge to help our customers win and grow. We are global in scope, human in scale with approximately 19,000 employees in 31 countries dedicated to generating value for our customers and shareholders and making a difference in the communities where we work and live. Founded in 1938 and based in Toledo, Ohio, USA, Owens Corning posted 2022 sales of $9.8 billion. For more information, visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors' understanding of the company's financial information. These non-GAAP measures include EBIT, adjusted EBIT, EBITDA, adjusted EBITDA, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders ("adjusted EPS"), adjusted pre-tax earnings, and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT, adjusted EBIT, EBITDA, and adjusted EBITDA, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted EBITDA, adjusted earnings, adjusted EPS, and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. The company defines free cash flow as net cash flow provided by operating activities, less cash paid for property, plant and equipment. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company's mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.

Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial markets volatility, and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; our ability to achieve expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees and labor disputes or shortages; and defined benefit plan funding obligation; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of October 25, 2023, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Todd Romain	Amber Wohlfarth
419.248.7826	419.248.5639

Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
NET SALES	$2,479	$2,529	$7,373	$7,476
COST OF SALES	1,752	1,836	5,305	5,430
Gross margin	727	693	2,068	2,046
OPERATING EXPENSES
Marketing and administrative expenses	201	201	612	586
Science and technology expenses	29	26	85	73
Gain on equity method investment	—	(130)	—	(130)
Gain on sale of site	—	—	(189)	—
Other expense (income), net	35	(12)	77	(18)
Total operating expenses	265	85	585	511
OPERATING INCOME	462	608	1,483	1,535
Non-operating income	(1)	(2)	(1)	(6)
EARNINGS BEFORE INTEREST AND TAXES	463	610	1,484	1,541
Interest expense, net	17	28	62	82
EARNINGS BEFORE TAXES	446	582	1,422	1,459
Income tax expense	110	114	361	340
Equity in net earnings of affiliates	1	1	2	—
NET EARNINGS	337	469	1,063	1,119
Net (loss) earnings attributable to non-redeemable and redeemable noncontrolling interests	—	(1)	(2)	2
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$337	$470	$1,065	$1,117
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$3.74	$4.88	$11.75	$11.42
Diluted	$3.71	$4.84	$11.64	$11.32
WEIGHTED AVERAGE COMMON SHARES
Basic	90.0	96.3	90.6	97.8
Diluted	90.9	97.1	91.5	98.7

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Restructuring costs	$(41)	$(12)	$(106)	$(29)
Gain on sale of Shanghai, China facility	—	—	—	27
Gains on sale of certain precious metals	—	7	2	18
Acquisition and divestiture-related costs	—	(2)	—	(5)
Impairment loss on Chambery, France assets held for sale	—	—	—	(29)
Gain on remeasurement of Fiberteq equity investment	—	130	—	130
Paroc marine recall	(14)	—	(14)	—
Gain on sale of Santa Clara, California site	—	—	189	—
Total adjusting items	$(55)	$123	$71	$112

The reconciliation from Net earnings attributable to Owens Corning to EBIT and Adjusted EBIT, and the reconciliation from EBIT to EBITDA and adjusted EBITDA are shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$337	$470	$1,065	$1,117
Net (loss) earnings attributable to non-redeemable and redeemable noncontrolling interests	—	(1)	(2)	2
NET EARNINGS	337	469	1,063	1,119
Equity in net earnings of affiliates	1	1	2	—
Income tax expense	110	114	361	340
EARNINGS BEFORE TAXES	446	582	1,422	1,459
Interest expense, net	17	28	62	82
EARNINGS BEFORE INTEREST AND TAXES	463	610	1,484	1,541
Less: Adjusting items from above	(55)	123	71	112
ADJUSTED EBIT	$518	$487	$1,413	$1,429
Net sales	$2,479	$2,529	$7,373	$7,476
ADJUSTED EBIT as a % of Net sales	21%	19%	19%	19%

EARNINGS BEFORE INTEREST AND TAXES	$463	$610	$1,484	$1,541
Depreciation and amortization	160	130	446	400
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION	623	740	1,930	1,941
Less: Adjusting items from above	(55)	123	71	112
Accelerated depreciation and amortization included in restructuring	(34)	(9)	(64)	(22)
ADJUSTED EBITDA	$644	$608	$1,795	$1,807
Net sales	$2,479	$2,529	$7,373	$7,476
ADJUSTED EBITDA as a % of Net sales	26%	24%	24%	24%

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$337	$470	$1,065	$1,117
Adjustment to remove adjusting items (a)	55	(123)	(71)	(112)
Adjustment to remove tax (benefit) expense on adjusting items (b)	(11)	—	24	4
Adjustment to tax (benefit) expense to reflect pro forma tax rate (c)	(4)	4	(1)	14
ADJUSTED EARNINGS	$377	$351	$1,017	$1,023

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$3.71	$4.84	$11.64	$11.32
Adjustment to remove adjusting items (a)	0.61	(1.27)	(0.78)	(1.13)
Adjustment to remove tax (benefit) expense on adjusting items (b)	(0.12)	—	0.26	0.04
Adjustment to tax (benefit) expense to reflect pro forma tax rate (c)	(0.05)	0.04	(0.01)	0.13
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$4.15	$3.61	$11.11	$10.36

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	90.0	96.3	90.6	97.8
Non-vested restricted stock units and performance share units	0.9	0.8	0.9	0.9
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	90.9	97.1	91.5	98.7

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2023, we have used a full year pro forma effective tax rate of 25%, which is the mid-point of our 2023 effective tax rate guidance of 24% to 26%. For comparability, in 2022, we have used an effective tax rate of 24%, which was our 2022 effective tax rate, excluding the adjusting items referenced in (a) and (b).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	September 30, 2023	December 31, 2022
CURRENT ASSETS
Cash and cash equivalents	$1,323	$1,099
Receivables, less allowance of $12 at September 30, 2023 and $11 at December 31, 2022	1,300	961
Inventories	1,232	1,334
Assets held for sale	—	45
Other current assets	94	117
Total current assets	3,949	3,556
Property, plant and equipment, net	3,688	3,729
Operating lease right-of-use assets	216	204
Goodwill	1,378	1,383
Intangible assets	1,526	1,602
Deferred income taxes	19	16
Other non-current assets	293	262
TOTAL ASSETS	$11,069	$10,752
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,161	$1,345
Current operating lease liabilities	60	52
Other current liabilities	605	707
Total current liabilities	1,826	2,104
Long-term debt, net of current portion	3,002	2,992
Pension plan liability	73	78
Other employee benefits liability	116	118
Non-current operating lease liabilities	156	152
Deferred income taxes	430	388
Other liabilities	316	299
Total liabilities	5,919	6,131
Redeemable noncontrolling interest	25	25
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,152	4,139
Accumulated earnings	4,718	3,794
Accumulated other comprehensive deficit	(703)	(681)
Cost of common stock in treasury (c)	(3,063)	(2,678)
Total Owens Corning stockholders’ equity	5,105	4,575
Noncontrolling interests	20	21
Total equity	5,125	4,596
TOTAL LIABILITIES AND EQUITY	$11,069	$10,752

(a)10 shares authorized; none issued or outstanding at September 30, 2023, and December 31, 2022
(b)400 shares authorized; 135.5 issued and 88.9 outstanding at September 30, 2023; 135.5 issued and 91.9 outstanding at December 31, 2022
(c)46.6 shares at September 30, 2023, and 43.6 shares at December 31, 2022

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2023	2022
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$1,063	$1,119
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	446	400
Deferred income taxes	40	48
Provision for pension and other employee benefits liabilities	3	2
Stock-based compensation expense	38	38
Gains on sale of certain precious metals	(2)	(18)
Gain on equity method investment	—	(130)
Gain on sale of site	(189)	—
Other adjustments to reconcile net earnings to cash provided by operating activities	20	(1)
Changes in operating assets and liabilities	(384)	(333)
Pension fund contribution	(4)	(5)
Payments for other employee benefits liabilities	(8)	(5)
Other	(2)	(30)
Net cash flow provided by operating activities	1,021	1,085
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(390)	(306)
Proceeds from the sale of assets or affiliates	189	103
Investment in subsidiaries and affiliates, net of cash acquired	(6)	(417)
Derivative settlements	—	52
Other	(12)	(5)
Net cash flow used for investing activities	(219)	(573)
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Purchases of noncontrolling interest	—	(9)
Net decrease in short-term debt	(1)	(5)
Dividends paid	(142)	(103)
Purchases of treasury stock	(419)	(536)
Finance lease payments	(24)	(23)
Other	1	1
Net cash flow used for financing activities	(585)	(675)
Effect of exchange rate changes on cash	8	(45)
Net increase (decrease) in cash, cash equivalents and restricted cash	225	(208)
Cash, cash equivalents and restricted cash at beginning of period	1,107	966
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,332	$758

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Roofing
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Roofing segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$1,084	$1,003	$3,102	$2,859
% change from prior year	8%	15%	8%	14%
EBIT	$343	$229	$890	$663
EBIT as a % of net sales	32%	23%	29%	23%
Depreciation and amortization expense	$16	$15	$48	$46
EBITDA	$359	$244	$938	$709
EBITDA as a % of net sales	33%	24%	30%	25%

Insulation
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Insulation segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$913	$965	$2,737	$2,758
% change from prior year	-5%	18%	-1%	19%
EBIT	$150	$173	$469	$459
EBIT as a % of net sales	16%	18%	17%	17%
Depreciation and amortization expense	$51	$52	$159	$156
EBITDA	$201	$225	$628	$615
EBITDA as a % of net sales	22%	23%	23%	22%

Composites
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Composites segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$567	$638	$1,772	$2,071
% change from prior year	-11%	8%	-14%	20%
EBIT	$80	$126	$216	$434
EBIT as a % of net sales	14%	20%	12%	21%
Depreciation and amortization expense	$43	$40	$130	$131
EBITDA	$123	$166	$346	$565
EBITDA as a % of net sales	22%	26%	20%	27%

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Restructuring costs	$(41)	$(12)	$(106)	$(29)
Gain on sale of Shanghai, China facility	—	—	—	27
Gain on sale of Santa Clara, California site	—	—	189	—
Gains on sale of certain precious metals	—	7	2	18
Acquisition and divestiture-related costs	—	(2)	—	(5)
Impairment loss on Chambery, France assets held for sale	—	—	—	(29)
Gain on remeasurement of Fiberteq equity investment	—	130	—	130
Paroc marine recall	(14)	—	(14)	—
General corporate expense and other	(55)	(41)	(162)	(127)
EBIT	$(110)	$82	$(91)	$(15)
Depreciation and amortization	$50	$23	$109	$67

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$691	$461	$1,021	$1,085
Less: Cash paid for property, plant and equipment	(110)	(94)	(390)	(306)
FREE CASH FLOW	$581	$367	$631	$779